Q1 2025 Earnings Presentation 1 Q1 2025 Earnings May 5, 2025

Q1 2025 Earnings Presentation 2 Forward Looking Statements & Non-GAAP Measures FORWARD-LOOKING STATEMENTS Certain statements in this presentation by Freshpet, Inc. (the “Company”) constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on our current expectations and assumptions. These include statements related to the expected impact to our growth plans of current macroeconomic dynamics and our plans to deal with these dynamics, capacity timeline and sufficiency, our 2027 targets, longer term potential, guidance with respect to 2025 net sales, Adjusted EBITDA and capital expenditures and associated considerations including our expected cash position and the end of 2025 and our goal of being free cashflow positive in 2026. Words such as "anticipate", "believe", "could", "estimate", "expect", "guidance", "intend", "may", "might", "outlook", "plan", "predict", "seek", "will", "would" and variations of such word and similar future or conditional expressions are intended to identify forward looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements including a change in economic uncertainty, or difficulties in construction of manufacturing facilities, and most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward- looking statements are made only as of the date of this presentation. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. NON-GAAP MEASURES Freshpet uses certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA as a % of net sales (adjusted EBITDA Margin), adjusted Gross Profit, adjusted Gross Profit as a % of net sales (adjusted Gross Margin), adjusted SG&A and adjusted SG&A as a % of net sales. These non-GAAP financial measures should be considered as supplements to GAAP reported measures, should not be considered replacements for, or superior to, GAAP measures and may not be comparable to similarly named measures used by other companies. Freshpet defines EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and adjusted EBITDA as EBITDA plus net income (loss) on equity method investment, non-cash share-based compensation, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, and other expenses, including loss on disposal of equipment, COVID-19 expenses and organization changes designed to support long-term growth objectives. Freshpet defines adjusted Gross Profit as gross profit before depreciation expense, COVID-19 expense and non-cash share- based compensation, and adjusted SG&A as SG&A expenses before depreciation and amortization expense, non-cash share-based compensation, gain (loss) on disposal of equipment, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, COVID-19 expense and organization changes designed to support long term growth objectives. Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. Non-GAAP financial measures are shown as supplemental disclosures in this presentation because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. adjusted EBITDA is also an important component of internal budgeting and setting management compensation. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company’s overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Certain of these measures represent the Company's guidance for fiscal year 2024. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of costs of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Q1 2025 Earnings Presentation 3 Freshpet strengthens the bond between people and our pets so that we both live longer, healthier and happier lives while being kind to the planet.

Q1 2025 Earnings Presentation 4 Highlights

Q1 2025 Earnings Presentation 5 “Despite the recent macro- economic headwinds, we believe Freshpet remains a structurally advantaged business with a long runway for growth in a category with long-term tailwinds.”

Q1 2025 Earnings Presentation 6 Source: Internal Data, Numerator for L52W ended 3/30/25 Growth across nearly all metrics Q1 2025: FINANCIAL RETAIL Q1 2025 YoY Change Q1 2025 Net Sales $263.2M +17.6% Total Household Penetration +13% Adjusted Gross Margin* 45.7% +40 bps Total Buy Rate +6% Adjusted EBITDA $35.5M +$5.0M MVP Household Penetration +21% Adjusted EBITDA Margin* 13.5% -20 bps Cubic Feet +7% Logistics Costs* 5.8% -60 bps Store Count +5% Input Costs* 29.3% -190 bps Total Distribution Points +15% Quality Costs* 2.2% -60 bps Operating Cash Flow $4.8M -$0.6M *As a percent of net sales All comparisons to prior year period

Q1 2025 Earnings Presentation 7 Key fundamentals remain intact Q1 2025: • Net sales growth far exceeding category growth • Volume growth of 15% in Q1 2025 • Household penetration growth of 13% and heaviest users growing even faster • Media spend continuing to drive household penetration • 310 basis point improvement across quality, input, and logistics costs in Q1 2025 • Creating sustainable operating leverage through Overall Equipment Effectiveness (OEE) improvements across our manufacturing network • Expanding capacity on-budget and on-time while improving margins • Contingency plans in place if growth slows Strength of the Freshpet growth model Improved operational effectiveness Operating discipline to balance capacity and demand Source: Internal data; Numerator Panel data for the 52-week period ending 3/30/25

Q1 2025 Earnings Presentation 8 Addressing the current macro environment • Entry price point bag (Complete Nutrition) • Multipacks • Increasing our advertising investment as we believe it still delivers a solid return • Tailoring our media strategies to attract more higher income consumers, via digital/social channels as well as linear TV • Expanded our small DTC business, nationally (Freshpet Custom Meals) • Value-oriented channel expansion (club & mass) Value Products Marketing Channels

Q1 2025 Earnings Presentation 9 Vast runway for growth in a growing category 1. NIQ Total US Pet Food $ - OmniChannel by Category 52 Weeks Ended 3/29/25 2. NIQ Brick & Mortar Customers (defined as XAOC + Pet) 52 Weeks Ended 3/29/25, Gently Cooked Fresh/Frozen Branded Dog Food $54B U.S. pet food category1 $37B Dog food category1 3.5% Freshpet market share of dog food1 Freshpet market share of fresh/frozen in measured channels2 96%

Q1 2025 Earnings Presentation 10 7.7 9.7 10.6 12.5 14.1 2021 2022 2023 2024 2025 +18% +13% +9%+27% Continued growth in consumer franchise; added ~1.6m households YoY Source: Numerator Panel data for the 52-week periods ending 4/4/21, 4/3/22, 4/2/23, 3/31/24, 3/30/25 Freshpet Household Penetration Growth (in millions) (52 weeks)

Q1 2025 Earnings Presentation 11 0.8 1.0 1.4 1.8 2.2 $432 $429 $466 $497 $498 415 435 455 475 495 515 535 0.0 0.5 1.0 1.5 2.0 2.5 2021 2022 2023 2024 2025 Freshpet sales are increasingly concentrated in our heaviest users– now called MVP’s* – and account for 69% of LTM net sales Source: Numerator Panel data for the 52-week periods ending 4/4/21, 4/3/22, 4/2/23, 3/31/24, 3/30/25 *Most Valuable Pet Parents % of total Freshpet households that are MVP’s 11% 11% 13% 14% 15% Freshpet Users who are MVP’s (Ultra/Super Heavy Buyers) (in millions) MVP Household Penetration MVP Buy Rate 69% of Freshpet sales

Q1 2025 Earnings Presentation 12 $76 $77 $92 $103 $110 2021 2022 2023 2024 2025 MVP growth is leading to an increasing buy rate Freshpet Buy Rate (52 weeks) +6% +12% +21% +1% Source: Numerator Panel data for the 52-week periods ending 4/4/21, 4/3/22, 4/2/23, 3/31/24, 3/30/25

Q1 2025 Earnings Presentation 13 10,826 13,387 15,015 16,609 18,004 19,499 21,570 22,716 23,631 25,281 26,777 28,141 28,521 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q1 2025 Expanding depth and breadth: 23% of all stores have multiple fridges Source: Internal data for the period ending 3/31/25; *U.S. and Canada Fridges Freshpet Store Count Number of Fridges per Store* Second/Third Fridges 23% One Fridge 77% YTD +380

Q1 2025 Earnings Presentation 14 Capacity Update Source: Internal Data Facility # Lines Today # Lines Projected Bethlehem Kitchen 6 7 Kitchen South 4 7 Ennis Kitchen 5 10+ Total 15 24+ Kitchen South bag line started in 1Q 2025 New production technology for bag product to be commissioned in 4Q 2025 in Bethlehem Ample installed capacity to support growth in 2025 and 2026

Q1 2025 Earnings Presentation 15 Capital Efficiency Framework MORE OUT OF EXISTING LINES MORE OUT OF EXISTING SITES DEVELOP & IMPLEMENT NEW TECHNOLOGIES

Q1 2025 Earnings Presentation 16 Q1 2025 Results

Q1 2025 Earnings Presentation 17 Q1 net sales primarily driven by volume $223.8 $263.2 Q1 2024 Q1 2025 17.6% Q1 2025 Net Sales ($m) Q1 2025 Net Sales Bridge Source: Internal Data 14.9% 2.7% 17.6% Volume Price/Mix Net Sales Growth

Q1 2025 Earnings Presentation 18 Broad based consumption growth across channels Source: NIQ consumption data, latest 13 weeks thru 3/29/25 and internal sales data Q1 2025 Consumption Growth ($) Consumption Growth Trends (volume in pounds) 16% 17% 16% 7% Total US Pet Retail Plus XAOC Food Pet Specialty 31% 28% 26% 21% 15% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 UNMEASURED CHANNEL ADDED 1 PT OF GROWTH

Q1 2025 Earnings Presentation 19 Q1 2025 delivered modest Adjusted Gross Margin and Adjusted EBITDA improvement Q1 2025 Adj. Gross Margin % of net sales Q1 2025 Adj. EBITDA ($m) % of net sales 45.3% 45.7% Q1 2024 Q1 2025 $30.6 $35.5 Q1 2024 Q1 2025 13.7% 13.5% Net Income (Loss) $18.6m ($12.7m) Source: Internal Data Gross Margin (GAAP) 39.4%39.4%

Q1 2025 Earnings Presentation 20 31.2% 6.4% 2.8% 29.3% 5.8% 2.2% Input Costs Logistics Quality 310 basis point improvement across key focus areas in Q1 2025 Key Margin Improvement Targets & Progress Q1 2024 Q1 2025 Source: Internal Data -60 bps YoY -60 bps YoY-190 bps YoY

Q1 2025 Earnings Presentation 21 FY 2025 Guidance

Q1 2025 Earnings Presentation 22 FY 2025 Guidance Additional considerations: • Net Sales: Expect sequential increase in net sales per quarter • Adjusted Gross Margin: Expect modest expansion • Advertising Investment: Expect media as a percent of sales to be greater than 2024 • Cash: Expect to end the year with $200M of cash and be free cash flow positive in 2026 Q4 & FY 2024 EARNINGS PRESENTATION22 Previous Updated Net Sales $1.18B – $1.21B $1.12B – $1.15B Net Sales Growth YoY 21 – 24% 15 – 18% Adjusted EBITDA >$210M $190M – $210M Capital Expenditures ~$250M ~$225M

Q4 & FY 2024 EARNINGS PRESENTATION23 2027 Targets Expand HH Penetration Increase Velocity Advertising & Innovation Expand Visibility & Availability Drive Efficiencies Build Organization Capability to Increase Effectiveness & Leverage Scale Expand Capacity 22% Adjusted EBITDA Margin Target $1.8 billion Net Sales Target 20 million Target Freshpet Households 48% Adjusted Gross Margin Target

Q4 & FY 2024 EARNINGS PRESENTATION24 Capital Spending, Cash Flow & Liquidity

Q1 2025 Earnings Presentation 25 Q1 2025 operating cash flow impacted by one-time items Capital Spending: • Q1 2025 spend of $26.5 million • Estimated 2025 spending of ~$225 million with the majority of spend on the installation of new capacity to support our growth in the outyears Cash flow: • Generated $4.8 million of operating cash flow in Q1 2025, a YoY decrease of $0.6 million driven by one-time items and increase in incentive comp payments • Expect to be free cash flow positive in 2026 Liquidity: • $243.7 million of cash-on-hand as of 3/31/25 and expect to end 2025 with $200 million in cash Operating Cash Flow ($m) $5.4 $4.8 Q1 2024 Q1 2025 Source: Internal Data

Q1 2025 Earnings Presentation 26 Appendix

Q1 2025 Earnings Presentation 27 Freshpet, Inc. and Subsidiaries Reconciliation between Gross Profit and Adjusted Gross Profit Source: Internal Data For the Three Months Ended March 31, 2025 2024 (Dollars in thousands) Gross profit $ 103,788 $ 88,158 Depreciation expense 15,179 10,675 Non-cash share-based compensation 1,283 2,622 (Loss) gain on disposal of manufacturing equipment (5) 21 Adjusted Gross Profit $ 120,245 $ 101,476 Adjusted Gross Profit as a % of Net Sales 45.7% 45.3%

Q1 2025 Earnings Presentation 28 Freshpet, Inc. and Subsidiaries Reconciliation between Net Income (loss) and Adjusted EBITDA Source: Internal Data For the Three Months Ended March 31, 2025 2024 (Dollars in thousands) Net (loss) income $ (12,697) $ 18,602 Depreciation and amortization 21,116 15,745 Interest expense, net of interest income 1,064 (275) Income tax expense 134 54 EBITDA 9,617 34,126 Non-cash share-based compensation (a) 8,816 6,221 Loss on disposal of property, plant and equipment 161 150 Distributor transition costs (b) 10,680 — Legal obligation (c) 4,987 — International business charges (d) 1,273 — Gain on equity investment — (9,918) Adjusted EBITDA $ 35,534 $ 30,579 Adjusted EBITDA as a % of Net Sales 13.5% 13.7% a) Includes true-ups to share-based compensation expense in prior period. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA margins, Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When the probability of achieving such performance conditions changes, the compensation cost previously recorded is adjusted as needed. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed. b) Represents a non-reoccurring loss as a result of an accounts receivable write-off in connection with the liquidation of one of our pet specialty distributors. Concurrent with its liquidation, we transitioned to a new distribution partner, who is a leading pet specialty distributor and who we anticipate will facilitate sales to pet specialty stores. Thus, despite the transitory impact during the first quarter of 2025, our ability to continue to generate sales is consistent with what we would expect to generate within the pet specialty channel. c) Represents an accrual for legal obligations related to the ongoing litigation with Phillips. d) Represents contract termination costs due to a business change in our international go-to-market strategy.

Convertible Share Dilution Calculations at Maturity

- We have run share dilution calculations to compare outcomes for the 2028 convertible notes
  - Freshpet has structured the convertible with Flexible Settlement, so we have the option to settle the convertible in shares, cash, or a combination at its option
  - We have run convertible dilution calculations once using the most dilutive physical settlement method (i.e. Freshpet delivers all underlying shares upon conversion if the convertible is in-the-money) and again using net share settlement method (i.e. Freshpet delivers the $402.5mm principal amount in cash and any remaining in-the-money amount in shares under Treasury Stock method)

	Physical Settlement (mm shares) (1,2)		Net Share Settlement (mm shares)	
Stock Price at Maturity	Convert	Convert + Capped Call	Convert	Convert + Capped Call
$100.00	5.8	4.0	1.8	0.0
$110.00	5.8	3.7	2.1	0.0
$120.00	5.8	3.4	2.4	0.0
$130.00	5.8	3.5	2.7	0.4
$140.00	5.8	3.7	2.9	0.8
$150.00	5.8	3.8	3.1	1.1
$160.00	5.8	4.0	3.3	1.4
$170.00	5.8	4.1	3.4	1.7
$180.00	5.8	4.2	3.5	1.9
$190.00	5.8	4.2	3.7	2.1
$200.00	5.8	4.3	3.8	2.3

Source: Internal Data

Note: Based on Freshpet's $402.5mm convertible offering, a $54.65 stock price at issue, a 27.5% conversion premium, and an up 120% capped call.
(1) If the convertible is in-the-money, Freshpet can deliver full underlying shares at its option since it has chosen a Flexible Settlement Structure.
(2) At stock prices below the conversion price, the convertible is redeemed for cash without any equity dilution.

Q1 2025 Earnings Presentation

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Q1 2025 Earnings Presentation 30 Thank you